UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

FORM 8-K

__________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2010

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
000-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (503) 243-2123

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

M21201-1382362

Item 8.01.  Other Events

Daniel Hempy, who serves as President the Greater Portland Market of Pacific Continental Bank, the subsidiary of Pacific Continental Corporation (the “Company”), advised the Company that on May 3, 2010, a counterparty broker accepted the terms of a stock trading plan with an effective date of April 21, 2010, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Mr. Hempy’s plan allows for an aggregate of 36,666 shares of the Company’s common stock to be sold pursuant to the exercise of a stock option, in predetermined increments, over a period of six calendar quarters.  The first sale of 6,000 shares is scheduled to occur on September 20, 2010, and quarterly sales of 6,000 shares will occur on December 20, 2010, March 21, 2011, June 20, 2011 and September 19, 2011, with the last sale of 6,666 shares on December 19, 2011.  The plan will terminate following the execution of the last trade on December 19, 2011, unless otherwise terminated sooner in accordance with the plan’s terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           May 3, 2010
PACIFIC CONTINENTAL CORPORATION By: /s/ Michael A. Reynolds Michael A. Reynolds Executive Vice President and Chief Financial Officer